Exhibit 99.1
For Immediate Release
May 5, 2010
GIBRALTAR REPORTS IMPROVED FIRST-QUARTER RESULTS
•	On 9% Higher Sequential Sales, Operating Margin Improves

•	Debt Reduced by Another $50 Million, or 19%

•	Expecting Continued Favorable Comparisons for Sales and Profitability
          BUFFALO, NEW YORK (May 5, 2010) — Gibraltar Industries, Inc. (NASDAQ: ROCK), a leading manufacturer and distributor of products for building markets, today reported its financial results for the quarter ended March 31, 2010. As announced on February 1, 2010, Gibraltar completed its exit from the steel-processing business by selling the majority of the assets of its Processed Metal Products segment. The operating results of this business were reclassified to discontinued operations in the financial results being reported.
          Sales from continuing operations in the first quarter of 2010 were $158 million, a 9% sequential improvement from the fourth quarter, but a decrease of 5% compared to the first quarter of 2009, as inclement weather slowed our sales volume and demand levels in the end markets we serve remained well below historical levels. The Company also reported a smaller loss from continuing operations before special charges of $1.4 million in the first quarter of 2010, or $0.05 per diluted share, compared to a loss from continuing operations before special charges for the first quarter of 2009 of $5.8 million, or $0.19 per diluted share. After-tax special charges amounted to $0.9 million, or $0.03 per diluted share, and $15.2 million, or $0.51 per diluted share, during the first quarters of 2010 and 2009, respectively. These charges included intangible asset impairment and restructuring charges recognized during both periods and accelerated interest expense of $0.9 million recognized during the first quarter of 2010. The combined effect of the items above resulted in a GAAP loss from continuing operations of $2.3 million, or $0.08 per diluted share, in the first quarter of 2010 compared to a GAAP loss of $21.0 million, or $0.70 per diluted share, in the first quarter of 2009. Refer to the Non-GAAP reconciliations attached to the earnings release for more details.
          “Our first-quarter results demonstrate the significant progress we have made executing our strategic plan, as our aggressive cost-cutting and restructuring activities improved our operating efficiency and lowered our breakeven point. Compared to the first quarter of 2009, operating income before special charges rose $10.3 million despite a decrease in sales of $9 million. Sequentially, operating income before special items rose $4.1 million on a $13 million increase in sales. Pre-tax special items included $0.1 million of additional operating income for the first quarter of 2010, $34.7 million of charges for the fourth quarter of 2009, and $25.8 million of charges for the first quarter of 2009 related to intangible asset impairment adjustments and restructuring charges for all periods. Due to our continuing operating efficiencies, plus the proceeds from selling the Processed Metal Products business in the first quarter of 2010, we continued to de-lever our balance sheet. The Company’s debt was reduced by $50 million, or 19%, leaving us with no outstanding draws on our revolver, liquidity approximating $127 million, and a debt-to-capitalization ratio of 29%,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.
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Gibraltar Reports Improved First-Quarter Results
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          “While our focus is still on maximizing cash and closely managing expenses, we will also continue to concentrate on growth as our end markets show more signs of a sustainable recovery, an operating environment that we hope will continue to improve during 2010. The volatility and uncertainty of the last two years and the need to focus on cash conservation necessitated a conservative approach toward growth. We did, however, continue to work on many growth initiatives, including new products and markets, geographic expansion, and new business initiatives. As markets stabilize, we will find ourselves well positioned to deliver on our growth and performance objectives,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.
          “The structural changes we implemented have clearly helped our financial performance in the short run, even though many of our efficiency gains have been masked by the unprecedented volume declines in our end markets. More importantly, these structural changes are a significant part of our long-term strategy to position Gibraltar for profitable growth, margin improvement, and enhanced stockholder returns over time,” added Mr. Lipke.
          As part of its restructuring efforts, Gibraltar sold the majority of the manufacturing assets in its non-core Processed Metal Products segment on February 1, 2010. This transaction finalized Gibraltar’s exit from its steel-processing business and positions the Company to be solely focused on the manufacturing and distribution of products for building markets. In these markets, Gibraltar has strong leadership positions with the products it supplies and the value-added component is substantially higher than that of the divested steel-processing business, enhancing Gibraltar’s ability to grow and generate higher and more consistent margins.
          “With the majority of our restructuring activities and costs behind us — and in light of starting 2010 with higher levels of operating efficiency, improved business processes, more automated systems, and better inventory cost-to-pricing alignment, as well as a stronger balance sheet, less debt, and improved liquidity — we fully expect that 2010 will be a better year than 2009 for Gibraltar. As we move into the strongest seasonal periods for our business, together with the expected improvements in our end markets, we are anticipating a return to profitability in the second quarter and for the full year,” said Mr. Kornbrekke.
          Gibraltar has scheduled a conference call to review its results for the first quarter of 2010 tomorrow, May 6, 2010, starting at 9:00 am ET. A link to the call can be accessed on Gibraltar’s Web site, at http://www.gibraltar1.com. The presentation slides that will be discussed during the call are expected to be available on Wednesday, May 5, by 6:00 p.m. ET. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar Web site: http://www.gibraltar1.com/investors/index.cfm?page=48. If you are not able to participate in the call, you may listen to a replay or review a copy of the prepared remarks via the link above. Both will be available on the Gibraltar Web site shortly following the call. The conference call replay link, presentation slides, and prepared remarks will remain on the Gibraltar Web site for one year.
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Gibraltar Reports Improved First-Quarter Results
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          Gibraltar Industries serves customers in a variety of industries in all 50 states and throughout the world from facilities in the United States, Canada, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
          To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain non-GAAP financial data in this news release. Non-GAAP financial data excluded special charges consisting of intangible asset impairment charges, exit-activity costs and related asset impairment charges primarily associated with the closing and consolidation of our facilities, and interest expense costs recognized as a result of our interest rate swap becoming ineffective. These non-GAAP adjustments are shown in the non-GAAP reconciliation of results excluding special charges provided in the financial statements that accompany this news release. We believe that presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These non-GAAP measures should not be viewed as a substitute for our GAAP results, and may be different than non-GAAP measures used by other companies.
          Information contained in this release, other than historical information, contains forward-looking statements and may be subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest or tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

CONTACT: Kenneth P. Houseknecht, Investor Relations, at 716/826-6500, ext. 3229, khouseknecht@gibraltar1.com.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Net sales	$157,528	$166,339
Cost of sales	128,113	147,737

Gross profit	29,415	18,602
Selling, general, and administrative expense	27,013	26,637
Intangible asset impairment (adjustment)	(177)	25,501

Income (loss) from operations	2,579	(33,536)
Interest expense	(7,051)	(5,241)
Equity in partnership’s income (loss) and other income	71	(19)

Loss before taxes	(4,401)	(38,796)
Benefit of income taxes	(2,085)	(17,770)

Loss from continuing operations	(2,316)	(21,026)
Discontinued operations:
Loss before taxes	(29,998)	(10,462)
Benefit of income taxes	(11,083)	(3,872)

Loss from discontinued operations	(18,915)	(6,590)

Net loss	$(21,231)	$(27,616)

Net loss per share — Basic:
Loss from continuing operations	$(0.08)	$(0.70)
Loss from discontinued operations	(0.62)	(0.22)

Net loss	$(0.70)	$(0.92)

Weighted average shares outstanding — Basic	30,261	30,080

Net loss per share — Diluted:
Loss from continuing operations	$(0.08)	$(0.70)
Loss from discontinued operations	(0.62)	(0.22)

Net loss	$(0.70)	$(0.92)

Weighted average shares outstanding — Diluted	30,261	30,080

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$19,799	$23,596
Accounts receivable, net of reserve of $3,769 and $3,853 in 2010 and 2009, respectively	90,310	71,782
Inventories	94,532	86,296
Other current assets	26,300	25,513
Assets of discontinued operations	6,474	44,938

Total current assets	237,415	252,125

Property, plant and equipment, net	171,777	174,704
Goodwill	392,023	392,704
Acquired intangibles	80,608	82,182
Investment in partnership	—	2,474
Other assets	17,596	17,811
Assets of discontinued operations	—	52,942

	$899,419	$974,942

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$69,447	$47,383
Accrued expenses	36,890	38,757
Current maturities of long-term debt	408	408
Liabilities of discontinued operations	6,672	22,468

Total current liabilities	113,417	109,016

Long-term debt	206,953	256,874
Deferred income taxes	52,519	51,818
Other non-current liabilities	19,295	16,791
Liabilities of discontinued operations	—	12,217
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 30,455,608 and 30,295,084 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	305	303
Additional paid-in capital	229,145	227,362
Retained earnings	282,751	303,982
Accumulated other comprehensive loss	(2,784)	(2,230)
Cost of 209,875 and 150,903 common shares held in treasury at March 31, 2010 and December 31, 2009, respectively	(2,182)	(1,191)

Total shareholders’ equity	507,235	528,226

	$899,419	$974,942

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash Flows from Operating Activities
Net loss	$(21,231)	$(27,616)
Loss from discontinued operations	(18,915)	(6,590)

Loss from continuing operations	(2,316)	(21,026)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,722	6,508
Intangible asset impairment (adjustment)	(177)	25,501
Provision for deferred income taxes	125	(10,416)
Equity in partnership’s (income) loss	(43)	80
Stock compensation expense	1,679	1,462
Non-cash charges to interest expense	2,407	521
Other non-cash adjustments	260	248
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(18,594)	3,276
Inventories	(8,850)	26,739
Other current assets and other assets	(1,872)	(11,220)
Accounts payable	22,149	(5,783)
Accrued expenses and other non-current liabilities	2,526	(2,918)

Net cash provided by operating activities from continuing operations	4,016	12,972
Net cash provided by operating activities from discontinued operations	14,818	16,636

Net cash provided by operating activities	18,834	29,608

Cash Flows from Investing Activities
Additional consideration for acquisitions	—	(59)
Net proceeds from sale of business	30,100	—
Purchases of property, plant, and equipment	(1,519)	(3,274)
Net proceeds from sale of property and equipment	9	185

Net cash provided by (used in) investing activities for continuing operations	28,590	(3,148)
Net cash used in investing activities for discontinued operations	(288)	(136)

Net cash provided by (used in) investing activities	28,302	(3,284)

Cash Flows from Financing Activities
Long-term debt payments	(50,000)	(39,061)
Proceeds from long-term debt	—	12,074
Payment of dividends	—	(1,499)
Purchase of treasury stock at market prices	(991)	(399)
Payment of deferred financing fees	(48)	—
Tax benefit from equity compensation	106	(215)

Net cash used in financing activities	(50,933)	(29,100)

Net decrease in cash and cash equivalents	(3,797)	(2,776)

Cash and cash equivalents at beginning of year	23,596	11,308

Cash and cash equivalents at end of period	$19,799	$8,532

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31, 2010
		Intangible
	As	Asset		Impairment	Results
	Reported	Impairment	Ineffective	And Exit	Excluding
	In GAAP Statements	Adjustment	Interest Rate Swap	Activity Costs	Special Charges
Net sales	$157,528	$—	$—	$—	$157,528
Cost of sales	128,113	—	—	(47)	128,066

Gross profit	29,415	—	—	47	29,462
Selling, general, and administrative expense	27,013	—	—	(81)	26,932
Intangible asset impairment adjustment	(177)	177	—	—	—

Income from operations	2,579	(177)	—	128	2,530
Operating margin	1.6%	(0.1)%	0.0%	0.1%	1.6%

Interest expense	(7,051)	—	1,424	—	(5,627)
Equity in partnership’s income and other income	71	—	—	—	71

Loss before income taxes	(4,401)	(177)	1,424	128	(3,026)
Benefit of income taxes	(2,085)	(73)	520	53	(1,585)

Loss from continuing operations	$(2,316)	$(104)	$904	$75	$(1,441)

Loss from continuing operations per share — diluted	$(0.08)	$(0.00)	$0.03	$0.00	$(0.05)

	Three Months Ended March 31, 2009
				Intangible
	As Previously	Discontinued	As	Asset	Impairment	Results
	Reported	Operations	Reported	Impairment	And Exit	Excluding
	In GAAP Statements	Restatement	In GAAP Statements	Adjustment	Activity Costs	Special Charges
Net sales	$204,843	$(38,504)	$166,339	$—	$—	$166,339
Cost of sales	191,830	(44,093)	147,737	—	(204)	147,533

Gross profit	13,013	5,589	18,602	—	204	18,806
Selling, general, and administrative expense	30,680	(4,043)	26,637	—	(68)	26,569
Intangible asset impairment	25,501	—	25,501	(25,501)	—	—

Loss from operations	(43,168)	9,632	(33,536)	25,501	272	(7,763)
Operating margin	(21.1)%	0.9%	(20.2)%	15.3%	0.2%	(4.7)%

Interest expense	(5,967)	726	(5,241)	—	—	(5,241)
Equity in partnership’s (loss) and other income	(19)	—	(19)	—	—	(19)

Loss before income taxes	(49,154)	10,358	(38,796)	25,501	272	(13,023)
Benefit of income taxes	(21,602)	3,832	(17,770)	10,416	125	(7,229)

Loss from continuing operations	$(27,552)	$6,526	$(21,026)	$15,085	$147	$(5,794)

Loss from continuing operations per share — diluted	$(0.92)	$0.22	$(0.70)	$0.50	$0.01	$(0.19)

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30, 2009
	As Previously	Discontinued	As	Impairment	Results
	Reported	Operations	Reported	And Exit	Excluding
	In GAAP Statements	Restatement	In GAAP Statements	Activity Costs	Special Charges
Net sales	$217,055	$(26,253)	$190,802	$—	$190,802
Cost of sales	179,604	(26,752)	152,852	(376)	152,476

Gross profit	37,451	499	37,950	376	38,326
Selling, general, and administrative expense	27,156	(3,129)	24,027	—	24,027

Income from operations	10,295	3,628	13,923	376	14,299
Operating margin	4.7%	2.6%	7.3%	0.2%	7.5%

Interest expense	(5,779)	635	(5,144)	—	(5,144)
Equity in partnership’s income and other income	126	—	126	—	126

Income before income taxes	4,642	4,263	8,905	376	9,281
Provision for income taxes	5,226	1,578	6,804	286	7,090

(Loss) income from continuing operations	$(584)	$2,685	$2,101	$90	$2,191

(Loss) income from continuing operations per share — diluted	$(0.02)	$0.09	$0.07	$0.00	$0.07

	Three Months Ended September 30, 2009
	As Previously	Discontinued	As		Impairment	Results
	Reported	Operations	Reported	Deferred	And Exit	Excluding
	In GAAP Statements	Restatement	In GAAP Statements	Financing Costs	Activity Costs	Special Charges
Net sales	$225,152	$(34,632)	$190,520	$—	$—	$190,520
Cost of sales	178,732	(32,929)	145,803	—	(1,125)	144,678

Gross profit	46,420	(1,703)	44,717	—	1,125	45,842
Selling, general, and administrative expense	31,565	(5,128)	26,437	(379)	(695)	25,363

Income from operations	14,855	3,425	18,280	379	1,820	20,479
Operating margin	6.6%	3.0%	9.6%	0.2%	0.9%	10.7%

Interest expense	(7,863)	813	(7,050)	1,154	—	(5,896)
Equity in partnership’s income and other income	56	—	56	—	—	56

Income before income taxes	7,048	4,238	11,286	1,533	1,820	14,639
Provision for income taxes	2,100	1,568	3,668	498	592	4,758

Income from continuing operations	$4,948	$2,670	$7,618	$1,035	$1,228	$9,881

Income from continuing operations per share — diluted	$0.16	$0.09	$0.25	$0.04	$0.04	$0.33

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31, 2009
	As Previously	Discontinued	As			Impairment	Results
	Reported	Operations	Reported	Intangible	Deferred	And Exit	Excluding
	In GAAP Statements	Restatement	In GAAP Statements	Asset Impairment	Financing Costs	Activity Costs	Special Charges
Net sales	$187,168	$(43,058)	$144,110	$—	$—	$—	$144,110
Cost of sales	159,073	(44,063)	115,010	—	—	—	115,010

Gross profit	28,095	1,005	29,100	—	—	—	29,100
Selling, general, and administrative expense	27,514	3,349	30,863	—	—	(117)	30,746
Intangible asset impairment	34,597	—	34,597	(34,597)	—	—	—

Loss from operations	(34,016)	(2,344)	(36,360)	34,597	—	117	(1,646)
Operating margin	(18.2)%	(7.0)%	(25.2)%	24.0%	0.0%	0.1%	(1.1)%

Interest expense	(6,306)	633	(5,673)	—	270	—	(5,403)
Equity in partnership’s income and other income	153	—	153	—	—	—	153

Loss before income taxes	(40,169)	(1,711)	(41,880)	34,597	270	117	(6,896)
Benefit from income taxes	(11,485)	(633)	(12,118)	9,245	106	46	(2,721)

Loss from continuing operations	$(28,684)	$(1,078)	$(29,762)	$25,352	$164	$71	$(4,175)

Loss from continuing operations per share — diluted	$(0.95)	$(0.04)	$(0.99)	$0.84	$0.01	$0.00	$(0.14)

	Year Ended December 31, 2009
	As Previously	Discontinued	As			Impairment	Results
	Reported	Operations	Reported	Intangible	Deferred	And Exit	Excluding
	In GAAP Statements	Restatement	In GAAP Statements	Asset Impairment	Financing Costs	Activity Costs	Special Charges
Net sales	$834,218	$(142,447)	$691,771	$—	$—	$—	$691,771
Cost of sales	709,239	(147,837)	561,402	—	—	(1,705)	559,697

Gross profit	124,979	5,390	130,369	—	—	1,705	132,074
Selling, general, and administrative expense	116,915	(8,951)	107,964	—	(379)	(880)	106,705
Intangible asset impairment	60,098	—	60,098	(60,098)	—	—	—

(Loss) income from operations	(52,034)	14,341	(37,693)	60,098	379	2,585	25,369
Operating margin	(6.2)%	0.8%	(5.4)%	8.7%	0.1%	0.3%	3.7%

Interest expense	(25,915)	2,807	(23,108)	—	1,424	—	(21,684)
Equity in partnership’s income and other income	316	—	316	—	—	—	316

(Loss) income before income taxes	(77,633)	17,148	(60,485)	60,098	1,803	2,585	4,001
(Benefit from) provision for income taxes	(25,761)	6,345	(19,416)	19,661	604	1,049	1,898

(Loss) income from continuing operations	$(51,872)	$10,803	$(41,069)	$40,437	$1,199	$1,536	$2,103

(Loss) income from continuing operations per share — diluted	$(1.72)	$0.36	$(1.36)	$1.34	$0.04	$0.05	$0.07